FOR MORE INFORMATION:

Kasandra Rossi

Executive Vice President, Chief Financial Officer and Treasurer

954-692-7163

kasandra.rossi@pediatrix.com

FOR IMMEDIATE RELEASE

Pediatrix Board Appoints Kurt D. Newman, M.D. as Independent Director

FORT LAUDERDALE, Fla., July 1, 2025 – Pediatrix Medical Group, Inc. (NYSE: MD), a leading provider of physician services, today announced that its board of directors has appointed Kurt D. Newman, M.D., former President and Chief Executive Officer of Children’s National Hospital in Washington, D.C. and Professor Emeritus of Surgery and Pediatrics at George Washington University School of Medicine and Health Sciences, as an independent director, effective July 1, 2025.

Dr. Newman, a surgeon and nationally recognized leader in pediatric healthcare and a long-term healthcare executive, served as President and Chief Executive Officer of Children's National Hospital for 12 years, after spending over 25 years there as a pediatric surgeon. Dr. Newman fostered a culture of patient-centered care and championed a culture of innovation in research, operations and clinical care. Dr. Newman is a strong advocate for expanding mental health access for children and has led two national forums on this issue. He is the author of a best-selling book, “Healing Children: a Surgeon's Stories from the Frontiers of Pediatric Medicine.” Dr. Newman was recognized as “CEO of the Year” by the Washington Business Journal in 2021 and inducted into the Washington Business Hall of Fame in 2023.

“On behalf of the Pediatrix board, I am honored to welcome Dr. Newman,” said Guy Sansone, Pediatrix Lead Independent Director. “Dr. Newman’s clinical insight, patient-centric perspective, and profound understanding of the healthcare landscape will be invaluable as we navigate the challenges and opportunities ahead. We look forward to Dr. Newman’s contributions as we work together to advance our mission.”

“We are thrilled to welcome Dr. Newman. His deep understanding of patient needs, clinical practices and the evolving healthcare landscape will be a tremendous asset to Pediatrix leadership,” said Mark S. Ordan, Chair of the Board of Directors and Chief Executive Officer.

“It is a great honor to join the board of Pediatrix, an organization that plays a significant role in caring for the most vulnerable patients and a vital role in advancing clinical excellence,” said Dr. Kurt Newman. “The physician voice is central to patient-centered decision making. I look forward to contributing my experience to strengthen collaboration between physicians, other clinicians, executive leadership and the board so that patient care remains at the forefront, with the goal of building a more sustainable, resilient and effective healthcare system for all."

Dr. Newman serves on the boards of Children’s Miracle Network Hospitals, Corus International, Fight for Children and the Potomac Conservancy and previously served on the boards of Children’s National Hospital and YMCA Camp Sea Gull/Seafarer.

ABOUT PEDIATRIX MEDICAL GROUP

Pediatrix® Medical Group, Inc. (NYSE:MD) is a leading provider of physician services. Pediatrix-affiliated clinicians are committed to providing coordinated, compassionate and clinically excellent services to women, babies and children across the continuum of care, both in hospital settings and office-based practices. Specialties include obstetrics, maternal-fetal medicine and neonatology complemented by multiple pediatric subspecialties. The group’s high-quality, evidence-based care is bolstered by significant investments in research, education, quality-improvement and safety initiatives. The physician-led company was founded in 1979 as a single neonatology practice and today provides its highly specialized and often critical care services through approximately 4,400 affiliated physicians and other clinicians. To learn more about Pediatrix, visit www.pediatrix.com or follow us on Facebook, Instagram, LinkedIn and the Pediatrix blog. Investment information can be found at www.pediatrix.com/investors.

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the Company’s practice portfolio management plans and whether the Company is able to achieve the expected favorable impact to Adjusted EBITDA therefrom; the impact of the Company’s termination of its then third-party revenue cycle management provider and transition to a hybrid revenue cycle management model with one or more new third-party service providers, including any transition costs associated therewith; the impact of surprise billing legislation; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential healthcare reform; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of management transitions; the timing and contribution of future acquisitions or organic growth initiatives; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its hospital based and maternal fetal businesses.

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